UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                             ENTROPIN, INC.
         (Exact name of registrant as specified in its charter)

               Colorado                                84-1090424
               --------                                ----------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

          Entropin, Inc.
          45926 Oasis Street
          Indio, California                            92201
          -----------------                            -----
     (Address of principal executive offices)          (Zip Code)

Securities to be registered pursuant Section 12(b) of the Act:   NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-11308

Securities to be registered pursuant to Section 12(g) of the Act:

                              Common Stock
                      ----------------------------
                            (Title of Class)

                     Common Stock Purchase Warrants
               ------------------------------------------
                            (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Incorporated by reference from pages 28 through 29 of the Prospectus contained in the Registrant's Registration Statement on Form SB-2,
No. 333-11308, filed on December 23, 1999.

ITEM 2.  EXHIBITS.

     The following is a complete list of exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

 Exhibit
 Number  Description
-------  -----------

3.1      Articles of Incorporation(1)

3.2      Bylaws(1)

3.3 Articles of Merger, as filed with the Colorado Secretary of State on January 15, 1998(2)

3.4 Amended and Restated Articles of Incorporation, as filed with the Colorado Secretary of State on January 15, 1998, as corrected(2)

3.5 Amended Articles of Incorporation, as filed with the Colorado Secretary of State on July 20, 1998(3)

3.6      Amended and Restated Bylaws, dated March 20, 1999(4)

4.3 Specimen copy of stock certificate for Common Stock, $.001 par value; Specimen copy of stock certificate for Series A Preferred Stock, $.001 par value (2)

4.4      Form of Common Stock Purchase Warrant Certificate

10.1     Stock Option Plan(1)

10.2     Stock Bonus Plan(1)

10.3 Agreement and Plan of Merger, dated December 9, 1997 between Vanden Capital Group, Inc. and Entropin, Inc.(2)

10.13    Agreement Among Shareholders, dated June 29, 1998(3)

10.14    1998 Compensatory Stock Plan (5)

10.16    Agreement Among Shareholders, dated March 3, 1999(4)

__________
(1) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form S-1, No. 33-23693 effective October 21, 1989.

(2) Incorporated by reference from the like numbered exhibits filed with the Registrant's Current Report on Form 8-K, as amended, dated January 15, 1998.
(3) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form S-1, No. 333-51737 effective August 21, 1998.
(4) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form SB-2, No. 333-11308, filed on December 23,1999.
(5) Incorporated by reference from the like numbered exhibit as filed with the Registrant's Registration Statement on Form S-8 as filed on December 30, 1998.


                                SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  ENTROPIN, INC.



Date: March 6, 2000               By: /s/ THOMAS G. TACHOVSKY
                                     ---------------------------------------
                                       Thomas G. Tachovsky, President,
                                       Chief Executive Officer and Director